EXHIBIT 2.2(b)

                     AMENDMENT TO STOCK PURCHASE AGREEMENT

         This Amendment to Stock Purchase Agreement ("Amendment"), is entered into as of November 18, 1994, by and between Continental Homes Holding Corp., a Delaware corporation ("Buyer") and those persons set forth on Exhibit A hereto (collectively and severally, "Seller").

                                   RECITALS:

         A. Pursuant to that Stock Purchase Agreement, dated as of November 2, 1994, by and between Buyer and Seller, Buyer agreed to buy, and Seller agreed to sell, all of the issued and outstanding capital stock of Heftler Realty Co., a Florida corporation ("Company"), on the terms and subject to the conditions set forth therein (the "Stock Purchase Agreement"). Capitalized terms used herein which are defined in the Stock Purchase Agreement shall have the respective meanings set forth in the Stock Purchase Agreement, unless otherwise defined herein.

         B. Buyer and Seller each desire to amend the Stock Purchase Agreement as hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Amendments to Stock Purchase Agreement. As of the date on which this Amendment is executed by all parties hereto, the Stock Purchase Agreement is hereby amended as follows:

                  1.1 Section 2(g) is amended by deleting the third line thereof the terms "Closing Date" and by substituting therefor the terms "October 31, 1994".

                  1.2 Section 2 is amended by inserting after Section 2(g) the following:

                           (h) Tax and Accounting Effective Date. For income tax and accounting purposes only, the transactions contemplated by this Agreement shall be deemed to have been completed as of October 31, 1994. All book income before tax of the Company earned by Seller from and after November 1, 1994, shall be deemed earned by Buyer, and Buyer shall be entitled and required to include such income on its books and records and to report such income on its tax return. Buyer hereby indemnifies and holds harmless Seller from and against any liability or obligation for any tax imposed on Seller for the book income before tax for the Company from and after November 1, 1994.

                  1.3 Section 4(i)(xiii) is amended by deleting in the sixth line thereof the terms "Closing Date" and by substituting therefor the terms "October 31, 1994".

                  1.4 Section 8(c) is amended by deleting the periods at the end of the first and second sentences thereof and by inserting at the end of each such sentence the following:

                           ; except for any Tax imposed on Seller for the book income before tax for the Company from and after November 1, 1994.

                  1.5 Exhibit A is amended by deleting "Herbert Heftler" from the column captioned "Name of Shareholder" and substituting therefor "Herbert Heftler, Trustee, U/D/T July 8, 1987" as the owner of 550 shares of stock of the Company as indicated under the column captioned "Number of Shares".

         2. Miscellaneous Except as amended above, the Stock Purchase Agreement shall remain in full force and effect. This Amendment shall be binding upon, and inure to the benefit of Buyer and Seller and their respective successors and assigns. This Amendment may be executed in any number of counterparts and all such counterparts taken together shall constitute one and the same instrument.

         3. Governing Law This Amendment shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first above written.

                                             BUYER:

                                             CONTINENTAL HOMES HOLDING CORP.


                                          By:/s/ Timothy C. Westfall
                                             -----------------------------------
                                          Title:    Vice President
                                                --------------------------------
                                                 SELLER SIGNATURES ARE SET FORTH
                                                 ON FOLLOWING PAGE

                                             SELLER

                                             /s/ Herbert Heftler, Trustee
                                             -----------------------------------

                                             /s/ Monica A. Heftler
                                             -----------------------------------

                                             /s/ Roger Heftler
                                             -----------------------------------

                                             /s/ Thomas Iglasias
                                             -----------------------------------

                                             /s/ Joel B. Kovin
                                             -----------------------------------

                                             /s/ Candace Sharpsteen
                                             -----------------------------------

                                             /s/ Jack Shell
                                             -----------------------------------